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                                                                    Exhibit 10.1

                                 Zynaxis, Inc.
                             371 Phoenixville Pike
                               Malvern, PA  19355

                        11/1/4/% Demand Promissory Note
                        -------------------------------

$ 100,000
                                                           Malvern, Pennsylvania
                                                           May 3, 1996


FOR VALUE RECEIVED, ZYNAXIS, INC., a Pennsylvania corporation ("Debtor"), hereby promises to pay to Euclid Partners, III, L.P., the principal sum of One Hundred Thousand ($ 100,000), and interest on the unpaid principal amount hereof at the rate of 11/1/4/% per annum from the date hereof, on the earlier of (i) the receipt of the Company of proceeds from the sale of its process chemical operations aggregating at least $ 1,000,000 or (ii) upon demand if such Closing has not occurred on or before September 30, 1996. The principal of this note may, at the sole discretion of the noteholder, be converted into 100,000 shares of Common Stock of the Company at the time of payment.

As additional consideration, the Company has issued a Warrant (the "Warrant") to purchase 100,000 shares of Common Stock of the Company at an exercise price of $1.00 per share. This Warrant is attached to this Demand Promissory Note.

All payments of principal (unless converted into shares of Common Stock of the Company) of and interest on this Note shall be in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts and shall be payable at the principal office of the holder or at such other address as the holder hereof shall notify debtor in writing.

The principal of this Note may be prepaid at any time in whole or from time to time in part by payment of the principal amount so to be prepaid, together with interest thereon to the date of prepayment. Zynaxis also agrees to issue to this noteholder warrants in the form attached.

This note shall be governed by and constructed in accordance with the laws of the Commonwealth of Pennsylvania.

INTENDING TO BE LEGALLY BOUND HEREBY, Debtor has executed this Note as of the day and year first above written.

                                       ZYNAXIS, INC.



                                       By: /s/ Martyn D. Greenacre
                                           -----------------------
                                               Martyn D. Greenacre
                                               President